EXHIBIT 4.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated June 6, 2007 in the Amendment No. 1 to the Registration Statement (File No. 333-143223) and related Prospectus of Claymore Securities Defined Portfolios, Series 404.


                                                          /s/ Grant Thornton LLP
                                                         -----------------------
                                                              GRANT THORNTON LLP


Chicago, Illinois
June 6, 2007